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                                                                    EXHIBIT 5(b)

                        [Letterhead of William F. Boyd]


July 19, 2002



Coeur d'Alene Mines Corporation
400 Coeur d'Alene Mines Building
505 Front Avenue
Coeur d'Alene, Idaho  83814

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

      I have examined the Registration Statement on Form S-3, as amended (the "Registration Statement"), of Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering from time to time by the persons listed in the Registration Statement of up to (i) $21,479,000 aggregate principal amount of 13 3/8% Convertible Senior Subordinated Notes due December 31, 2003 (the "Notes") and (ii) 18,733,845 shares of common stock, par value $1.00 per share, of the Company (the "Shares") that may be issued upon conversion of the Notes or issued by the Company as interest on the Notes in lieu of cash if the Company elects to pay interest in Shares instead of cash. The Notes were issued pursuant to an Indenture, dated as of May 31, 2002 (the "Indenture"), between the Company and The Bank of New York, as trustee.

      For the purpose of the opinion set forth below, I have examined and am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, including such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as I have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, I have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. With respect to agreements and instruments executed by natural persons, I have assumed the legal competency of such persons.

      On the basis of the foregoing examination, and in reliance thereon, I am of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable) upon issuance upon conversion of the Notes or upon issuance as interest on the Notes, assuming (x) the Shares to be issued have been duly authorized by the stockholders of the Company, if required, (y) the issuance thereof has been duly authorized by the Company, and (z) the consideration offered in exchange for such shares is valid consideration under applicable state law, when the Company


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Coeur d'Alene Mines Corporation
July 19, 2002
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receives consideration per share for the Shares in such an amount (not less than the par value per share) as is set forth in the Indenture, the Shares will be validly issued, fully paid and non-assessable.

      I am admitted to the Bar of the State of Idaho. This opinion is limited to the present laws of the State of Idaho and the United States of America, to present judicial interpretation thereof and to facts as they presently exist. In rendering this opinion, I assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

      You have informed me that the Shares will be sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to the sale of any of the Shares (i) you will advise me in writing of the terms thereof and
(ii) you will afford me an opportunity to (x) review the operative documents pursuant to which the Shares are to be sold (including the applicable prospectus supplement, if any) and (y) file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate.

      I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                            Very truly yours,

                                            /s/ William F. Boyd

                                            William F. Boyd


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